                                                                    Exhibit 10.1

                                                               November 19, 2004

TransPro, Inc.
Ready Aire, Inc.
GO/DAN Industries, Inc.
G&O Manufacturing Company
100 Gando Drive
New Haven, CT  06513
Attention: RA Wisot, Vice President

Re:  Tenth Amendment to Loan and Security Agreement: Amendment of Gando Drive
     Reserve and to Adjusted Net Worth Definition and Covenant

Dear Mr. Wisot:

     Reference is made to the Loan and Security Agreement dated January 4, 2001 by and between TransPro, Inc. ("Transpro"), Ready Aire, Inc. ("Ready Aire"),
GO/DAN Industries, Inc. ("GO/DAN"), G&O Manufacturing Company ("G&O"; together with Transpro, Ready Aire and GO/DAN, the "Borrowers") and Congress Financial
Corporation (New England) ("Congress"), as amended (the "Loan Agreement").
Capitalized terms used but not defined herein shall have the meanings given such terms in the Loan Agreement.

     By letter agreement dated as of May 24, 2001 by and between Congress and
Borrowers, Congress instituted a Two Million Five Hundred Thousand Dollar
($2,500,000) Availability Reserve ("Gando Drive Reserve") in conjunction with the Borrowers' sale of the real property located at 100 Gando Drive, New Haven,
Connecticut. The Borrowers have requested that Congress reduce the Gando Drive
Reserve to One Million Five Hundred Thousand Dollars ($1,500,000). Congress
hereby agrees to reduce the Gando Drive Reserve to One Million Five Hundred
Thousand Dollars ($1,500,000) on the date hereof provided that Congress reserves its right to increase the Gando Drive Reserve and/or any other Availability
Reserve and to institute any other Availability Reserve at any time after the date hereof, in each case, in accordance with the Loan Agreement.

     Section 1.3 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "1.3 `Adjusted Net Worth' shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: the difference between: (i) the aggregate net book value of all assets of such
               Person and its subsidiaries,

               calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) (a) the aggregate amount of the
               indebtedness and other liabilities of such Person and its
               subsidiaries (including tax and other proper accruals) plus (b)
               indebtedness of such Person and its subsidiaries which is
               subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to
               Lender plus (c) any cumulative non-cash adjustment made with respect to the Borrowers' pension plan for any of the Borrowers'
               fiscal years ending on or before December 31, 2004."

     Section 9.15 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "9.15 Adjusted Net Worth. The Borrowers shall maintain Adjusted
               Net Worth (on a consolidated basis) (i) of at least $37,000,000 at all times through September 30, 2004 and (ii) of at least
               $40,000,000 at all times after September 30, 2004."

     Schedule 1.12(m) of the Loan Agreement is hereby deleted in its entirety and Schedule 1.12(m) attached hereto is substituted in lieu thereof. Borrowers acknowledge and agree that Congress reserves its rights to (i) revise the lending formula (with respect to Eligible Accounts and Eligible Inventory), (ii)
institute Availability Reserves and (iii) revise the general criteria for
Eligible Inventory and Eligible Accounts, including, without limitation, the provisions set forth in Section 1.4, Section 1.12, Schedule 1.12(m) and Section
1.14 of the Loan Agreement (as amended hereby), in each case, at any time in accordance with the Loan Agreement.

     The Borrowers confirm that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for the amendments executed by and between Congress and Borrowers prior to the date hereof. The Borrowers and Obligors further confirm that no Event of Default or events which with notice or the passage of time or both would constitute an
Event of Default have occurred and are continuing.

     Nothing herein shall be deemed to limit, restrict, or constitute a waiver of any of Congress's rights and remedies under the Loan Agreement, any other
Financing Agreements, applicable law or otherwise, all of such rights and remedies being expressly reserved.

     Kindly acknowledge your agreement with the terms of this letter by signing and returning a copy of this letter to me. Thank you.

                                    Very truly yours,

                                    CONGRESS FINANCIAL CORPORATION (NEW ENGLAND)

                                    By: /s/Willis A. Williams
                                        ----------------------------------
                                        Willis Williams, Vice President
AGREED TO:

TRANSPRO, INC.
READY AIRE, INC.
GO/DAN INDUSTRIES, INC.
G&O MANUFACTURING COMPANY

By: /s/ R. A. Wisot
    ---------------------------
    Name:  R. A. Wisot
           --------------------
    Title: Vice President
           --------------------

ACKNOWLEDGED AND AGREED:

GO/DAN DE MEXICO, SA DE C.V.
RADIADORES GDI, SA DE C.V.

By: /s/ R. A. Wisot
    ---------------------------
    Name:  R. A. Wisot
           --------------------
    Title: Vice President
           --------------------

                                Schedule 1.12(m)

                          ACCOUNT DEBTOR CONCENTRATION

-------------------- --------------------------------------------------
   Account Debtor                     Applicable Percentage
-------------------- --------------------------------------------------
Autozone             40% (of total Accounts less affiliate Accounts)
-------------------- --------------------------------------------------
Advanced Auto        40% (of total Accounts less affiliate Accounts)
-------------------- --------------------------------------------------
CSK                  40% (of total Accounts less affiliate Accounts)
-------------------- --------------------------------------------------
PEP Boys             40% (of total Accounts less affiliate Accounts)
-------------------- --------------------------------------------------